6/2004
Item 77 Q1:  Exhibits

AMENDMENT TO INVESTMENT ADVISORY CONTRACTS

An Addendum to the Management Agreement for the Lord Abbett Securities Trust - Lord Abbett International Core Equity Fund is hereby incorporated by reference to the Post- Effective Amendment No. 43 to the Trust's Registration Statement filed on December 12, 2003 (Accession Number: 0001047469-03-040408).

6/2004
Item 77 Q1:  Exhibits

AMENDMENT TO INVESTMENT ADVISORY CONTRACTS


                        ADDENDUM TO MANAGEMENT AGREEMENT
                    BETWEEN LORD ABBETT SECURITIES TRUST AND
                             LORD, ABBETT & Co. LLC
                      DATED MAY 19, 1993 (THE "AGREEMENT")


     Effective March 1, 2004, Lord, Abbett & Co. LLC and Lord Abbett Securities Trust (the "Trust") on behalf of a series of the Trust, Alpha Series ("Series"), do hereby agree that the annual management fee rate for the Series with respect to paragraph 2 of the Agreement shall be reduced from .50 of 1% of the value of the Series' average daily net assets to .10 of 1% of the Series' average daily net assets, provided that such management fee charged is based on services provided that are in addition to, rather than duplicative of, services provided pursuant to the advisory contract for any "acquired company." Since Alpha Series (as an "acquiring company") is permitted to invest in shares of another investment company (an "acquired company") that is in the same "group of investment companies" as the Alpha Series, the terms quoted in this sentence shall have the same meaning (which shall be incorporated by reference into this addendum) as provided under Section 12(d)(1)(G) of the Investment Company Act of 1940, as amended (the "Act"). In addition, the parties hereby agree that the repayment provisions pursuant to paragraph 5 of the Agreement shall not be applicable to the Series. . For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Series.


                                LORD, ABBETT & CO. LLC

                         By:     /s/ PAUL A. HILSTAD
                                Paul A. Hilstad, Member


                                LORD ABBETT SECURITIES TRUST
                                (on behalf of Alpha Series)

                        By:     /s/ LAWRENCE H. KAPLAN
                                Lawrence H. Kaplan,
                                Vice President and Assistant Secretary

Dated: March 11, 2004